EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of VeriTeQ Corporation (the “Company”) for the quarter ended September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Scott R Silverman, Chief Executive Officer of the Company, and I, Marc S. Gelberg, Chief Accounting Officer and Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Scott R. Silverman
Scott R. Silverman
Chief Executive Officer
Dated: March 16, 2016

/s/ Marc S. Gelberg
Marc S. Gelberg
Chief Accounting Officer and Interim Chief Financial Officer
Dated: March 16, 2016

A signed original of this written statement required by Section 906 has been provided to VeriTeQ Corporation and will be retained by VeriTeQ Corporation and furnished to the Securities and Exchange Commission or its staff upon request.